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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statements on Form S-4 of Mercantile Bankshares Corporation of our report dated January 28, 2003 (except as it relates to Note 22, as to which the date is March 14, 2003) relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in its Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
April 23, 2003